UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2023

SLAM CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40094	98-1211848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

55 Hudson Yards, 47th Floor, Suite C New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(646) 762-8580

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fourth of one redeemable warrant	SLAMU	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Class A Ordinary Shares included as part of the units	SLAM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SLAMW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2023, Joseph Taeid notified Slam Corp. (the “Company”) of his decision to resign as Chief Financial Officer of the Company, effective as of September 30, 2023. Mr. Taeid’s decision to resign was not the result of any dispute or disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Also on October 4, 2023, the Company appointed Ryan Bright as the new Chief Financial Officer of the Company. The appointment is effective October 4, 2023.

Ryan Bright possesses nearly 20 years of experience as a financial and investment executive. He has served as a Special Advisor for Direct Selling Acquisition Corp. since February 2021 and co-founded Direct Selling Capital Advisors in May 2019. Prior to Direct Selling Capital Advisors, Mr. Bright served as the President and Managing Partner of Lucidus Capital, LLC, a boutique transaction advisory firm. Earlier in his career, as a Managing Director, Mr. Bright was responsible for the Dallas office of an international investor relations firm focused on representing companies listed on both the Nasdaq and New York stock exchanges. Client companies ranged from $100 million to multi-billion dollar market capitalizations. From 2003 to 2007, Mr. Bright operated Fiducia Capital Management, LP, a registered investment advisory firm that he co-founded. Fiducia focused on managing portfolios of publicly traded equities for a number of private investment partnerships. Mr. Bright began his career in finance sourcing private equity transactions for a large Dallas, Texas-based family office and also served as a key investment advisor to one of the largest private family foundations in the State of Texas.

Mr. Bright will not be compensated by the Company for his services as a Chief Financial Officer and has not entered into an employment agreement with the Company.

In connection with this appointment, Mr. Bright is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and the letter agreement entered into at the time of the Company’s initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2023

SLAM CORP.

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Chairman